EXHIBIT 10.1


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                            ASSET PURCHASE AGREEMENT

                                 by and between

                           COLLECTIBLE CONCEPTS, INC.


                                  as the Buyer

                                       and

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.

                                  as the Seller


                           Dated on December 21, 2005
                       (effective date, January 20, 2006)

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                                TABLE OF CONTENTS

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ARTICLE I   PURCHASE AND SALE OF ASSETS  AND ASSUMPTION OF LIABILITIES..............1

   Section 1.1    Purchase and Sale of Assets.......................................1
   Section 1.2    Purchase Price....................................................2
   Section 1.3    Closing; Closing Date.............................................3
   Section 1.4    Post-Closing Access...............................................3
   Section 1.5    Further Assurances................................................3
   Section 1.6    Allocation of Purchase Price......................................3
ARTICLE II   REPRESENTATIONS AND WARRANTIES OF SELLER...............................4
   Section 2.1    Organization and Qualifications of Seller.........................4
   Section 2.2    Organizational Documents..........................................4
   Section 2.3    Authority; Binding Obligation.....................................4
   Section 2.4    No Conflict; Required Consents....................................4
   Section 2.5    Absence of Undisclosed Liability..................................5
   Section 2.6    Personal Property.................................................5
   Section 2.7    Intellectual Property.............................................5
   Section 2.8      No Material Adverse Change......................................7
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF BUYER...............................7
   Section 3.1    Organization of CCGI..............................................7
   Section 3.2    Authority; Binding Obligation.....................................7
   Section 3.3    No Conflict; Required Consents....................................7
   Section 3.4    Broker Fees.......................................................8
ARTICLE IV   COVENANTS..............................................................8
   Section 4.1    Events of Default................................................11
   Section 4.2    Notice of Default................................................10
   Section 4.3    Consummation of Agreement........................................10
   Section 4.4    Notice to Third Parties..........................................10
   Section 4.5    Confidentiality..................................................10
   Section 4.6    Supplements to Schedules.........................................11
   Section 4.7      Compliance.....................................................11
   Section 4.8      Severability of Covenants......................................11
ARTICLE V   CONDITIONS OF CLOSING..................................................12
   Section 5.1    Conditions to the Obligations of the Buyer.......................12
   Section 5.2    Conditions to Obligations of Seller..............................12
   Section 5.3    Further Conditions to Obligations of the Buyer and Seller........12
   Section 5.4       Condition Precedent and Effectiveness of Agreement............13
ARTICLE VI   RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING..........................13
   Section 6.1    Survival of Warranties...........................................13
ARTICLE VII   TERMINATION..........................................................13
   Section 7.1    Right to Terminate...............................................13
   Section 7.2    Obligations to Cease.............................................14
ARTICLE VIII   INDEMNIFICATION.....................................................14
   Section 8.1    Indemnification of Seller........................................14
   Section 8.2    Indemnification of CCGI..........................................14
   Section 8.3    Procedures.......................................................15
   Section 8.4    Settlement of Claims.............................................15
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ARTICLE IX   MISCELLANEOUS.........................................................15
   Section 9.1    Fees and Expenses................................................15
   Section 9.2    Notices..........................................................16
   Section 9.3    Governing Law....................................................16
   Section 9.4    Entire Agreement.................................................17
   Section 9.5    Assignability; Binding Effect....................................17
   Section 9.6    Execution in Counterparts........................................17
   Section 9.7    Amendments.......................................................17
   Section 9.8    Publicity........................................................17
   Section 9.9    Agreement to Continue in Full Force..............................18
   Section 9.10     Severability...................................................18
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                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT dated as of December 21, 2005 (this "Agreement") by and among COLLECTIBLE CONCEPTS GROUP, INC. , Delaware corporation ("CCGI" or the "Buyer") and PACIFICAP ENTERTAINMENT HOLDINGS, INC., a Delaware corporation ("Seller") (CCGI, Buyer and the Seller are each hereinafter individually referred to as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H:

      WHEREAS, the Seller is engaged, inter alia, in the business of financing films, and also owns certain intellectual property consisting of nostalgic sports footage and a vintage cartoon library as defined in Schedule 1.1(a) (hereinafter, the "Film Library") for the purposes of licensing, selling or broadcasting such intellectual property (the "Film Library Business");

      WHEREAS, Seller desires to sell, and the Buyer desires to purchase and acquire all of the Assets (as hereinafter defined) including, without limitation, all intellectual property, receivables, and contractual rights and the other assets designated in this agreement and utilized in the Seller's Film Library Business;

      WHEREAS, in connection with the acquisition of the Assets, Seller desires to assign and the Buyer has agreed to assume certain liabilities and obligations of the Seller as more fully described herein; and

      WHEREAS, to induce the Buyer to proceed with the transactions described in this Agreement, Seller is prepared to make certain representations, warranties and covenants to Buyer, and to provide certain rights of indemnification to Buyer.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                      ARTICLE I PURCHASE AND SALE OF ASSETS

      Section 1.1 Purchase and Sale of Assets . Upon the terms and subject to the conditions hereinafter set forth and the performance by the Parties hereto of their respective obligations hereunder, the Seller shall sell, transfer, convey, assign and deliver free from all liens, charges and encumbrances to Buyer, and Buyer shall purchase, acquire and accept from Seller, on the Closing Date (as defined herein), the right, title and interest in all of the properties and assets of Seller including without limitation, the following (the "Assets"):


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            (a) all films of sporting events and cartoons as defined on Schedule
1.1(a) and all records with respect to the film library's development, content development, product development, costs, and all procedures, research and development files, data and other records; and

            (b) the unused brochures, literature, advertising, catalogues, photographs, display materials, media materials, packaging materials and other similar items which have been produced by or for the Seller;

            (c) all Intellectual Property (as defined herein) rights of Seller (whether owned, licensed or otherwise), including without limitation (i) rights in the names "Cavalcade of Sports Media, Inc. and any other name utilizing the names set forth on Schedule 1.1(a), (ii) the rights in the tradenames, information and materials contained in Seller's Websites, and (iii) all claims against third parties for infringement of such Intellectual Property rights;

            (d) the Parties acknowledge that the Seller has previously granted an exclusive worldwide license to Henry Film and Entertainment Corp. to use, modify, reproduce, distribute, display and transmit the contents of the film library as listed on Schedule 1.1(a), the Agreement being attached hereto as
Schedule 1.1(d), which agreement shall transfer to Buyer with all rights granted therein.

      Section 1.2 Purchase Price.

            (a) (i) The aggregate purchase price (the "Purchase Price") for the Assets being sold hereunder shall be $250,000 under the following terms:

                  (ii) Seller will be repaid, with interest, within three years of the date hereof on December 21, 2010, the "Maturity Date"), at the principal offices of the Seller, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of six percent (6%) per annum. An initial payment of $50,000 is due within ninety (90) days of this Agreement. Any principal payment or interest payment on the unpaid principal amount of this Note not paid when due, whether at the Maturity Date, on the effective date of an Early Termination Event, by acceleration or otherwise, shall bear interest at twelve percent (12%) or the maximum rate permissible by law, whichever is less. Payment of Principal and accrued interest, if any, shall be payable on the Maturity Date in like coin or currency to the Seller hereof at the address of the Seller designated above or at such other place as the Seller shall have notified the Company in writing at least five (5) days before the Maturity Date, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day.


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            (b) On the Closing Date, Seller shall pay all municipal, county, state and federal sales and transfer taxes, if any, incurred by the Buyer or Seller in connection with the transaction contemplated by this Agreement. Each Party shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

      Section 1.3 Closing; Closing Date. Subject to the fulfillment or waiver of the conditions precedent set forth in Article V of this Agreement, the closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Sichenzia Ross Friedman Ference, 1065 Avenue of the Americas, New York, New York 10018 on Wednesday, December 21, 2005 or such other location, date and time as to which the parties may agree (such date and time being referred to herein as the "Closing Date").

      Section 1.4 Post-Closing Access.

            (a) After the Closing, the Buyer shall provide to the Seller and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of Seller as may be reasonably required after the Closing, copies of relevant portions of the books and records of Seller delivered to the Buyer under this Agreement.

            (b) After the Closing, the Seller shall provide to the Buyer and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of Buyer as may be reasonably required after the Closing, copies of relevant portions of the books and records of Buyer delivered to the Seller under this Agreement.

      Section 1.5 Further Assurances.

            (a) Seller shall, from time to time on being reasonably required to do so by the Buyer, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer as the Buyer may reasonably consider necessary for giving full effect to this Agreement and securing to the Buyer the full benefit of the rights, powers and remedies conferred upon the Buyer in this Agreement.

            (b) Seller shall promptly transfer or deliver to the Buyer any of the Assets delivered to, or retained or received by, Seller after the Closing Date.

      Section 1.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets being sold hereunder in the manner required by Treasury Regulation ss.1.1060-1T as determined by Buyer (the "Allocation"). Buyer shall deliver its determination with respect to the Allocation within ninety (90) days of the Closing Date. Seller agrees that: except as otherwise required by law (i) the Allocation shall be binding on Seller for all federal, state, local and foreign tax purposes, and (ii) Seller shall file with its respective federal income tax returns consistent IRS Forms 8594 - Asset Acquisition Statements under Section 1060, including any required amendments thereto which shall reflect the allocation set forth in the Allocation pursuant to this Section 1.6. The Parties acknowledge that the allocation of the Purchase Price provided for in the Allocation will be reasonable and based upon the fair market value of each component of the Assets.


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               ARTICLE IIREPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to the Buyer and CCGI as follows:

      Section 2.1 Organization and Qualifications of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, operate or lease its Assets and to carry on its business as currently conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 2.1 and in each jurisdiction where the nature of its business or the ownership, operation or leasing of its Assets makes such qualification necessary. Seller has no subsidiaries, other than inactive subsidiaries which have not conducted any business.

      Section 2.2 Organizational Documents. Seller has furnished to the Buyer a true and complete copy of its Restated Certificate of Incorporation and By-Laws, as in effect on the date hereof.

      Section 2.3 Authority; Binding Obligation. Seller has the requisite authority and power to enter into, execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Seller, and no other action on the part of Seller, is required in connection therewith. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with the terms hereof and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller enforceable in accordance with their terms.

      Section 2.4 No Conflict; Required Consents. The execution, delivery and performance by Seller of this Agreement and each agreement, document and instrument contemplated hereby, the fulfillment of and compliance with the terms and provisions hereof and thereof and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Restated Certificate of Incorporation or By-Laws of Seller; (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any agreement to which Seller is a party or by which Seller, or any of the Assets, may be bound;
(iii) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any lien of any nature upon, or with respect to any of the Assets; (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any person not party to this Agreement.



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      Section 2.5 Absence of Undisclosed Liability. To the best of the Seller's knowledge, the Seller has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) relating to the Business.

      Section 2.6 Personal Property.

            (a) Seller has good and marketable title to all of the tangible personal property utilized in the Business. None of such personal property is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance, fixed charge or floating charge, or other charge.

            (b) The Assets will be sufficient to allow the Buyer to conduct the Business subsequent to the Closing and, at the Closing, title to the Assets will pass to the Buyer free and clear of all mortgages, pledges, liens, encumbrances and charges of any kind.

      Section 2.7 Intellectual Property.

            (a) Schedule 2.7 sets forth a true, correct and complete list of all patents, trade names, trademark, data compilations, masks and models, domain names, service mark and copyright registrations, all applications for any of the foregoing, all common law trademarks, service marks, copyrights and trade names, slogans and all permits, grants, franchises and licenses or other rights relating to any of the foregoing (including any registrations or pending applications for registration of any of the foregoing) that are attributable to the conduct of, used in or relating to the Business (the "Intellectual Property"), copies of any documentation in respect of which have been delivered or made available to the Buyer. Seller has exclusive ownership or has a license to use all of the Intellectual Property used in Business as presently conducted. Except as set forth on Schedule 2.7, Seller's rights in all of such Intellectual Property are valid and freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereof which would impair the use of the Intangible Property by the Buyer; and, except as set forth on Schedule 2.7, Seller has the right to use, free and clear of claims or rights of other persons, the Intellectual Property for or incident to the Business as presently conducted. Seller has not acted in any way such that its acts would invalidate, eliminate, or otherwise render unenforceable any of the Intellectual Property. None of the Intellectual Property has been, or will be, charged, mortgaged or otherwise encumbered by Seller.


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            (b) All trademarks and common law copyrights which are owned by or licensed to Seller or used by Seller in the Business as presently conducted are listed in Schedule 2.7. All of Seller's trademark registrations have been duly registered in, filed in or issued by the appropriate offices in the countries identified on said Schedule.

            (c) In relation to registered rights, all registrations forming part of the Intellectual Property have been maintained and all renewal fees have been paid on time. Seller has received no adverse opinion (whether from the registry concerned or its advisor) or notice of opposition in relation to any such application.

            (d) Seller has no licenses, authorizations (whether express or implied) or other agreements under which Seller has granted rights to others in Intellectual Property.

            (e) Seller has required all of its key employees to execute agreements under which such employees are required to maintain the confidentiality of any information concerning the Business, transactions, secrets or affairs of Seller or of any of its customers or suppliers during or after termination of their employment and are required to assign to the Seller all inventions (including new contributions, improvements, designs, developments, ideas, discoveries, copyrightable material or trade secrets) which have been developed or conceived while employed by the Seller.

            (f) Seller has no knowledge of any infringement by others of any of its Intellectual Property rights.

            (g) Except as set forth on Schedule 2.7, Seller's activities and products do not infringe any intellectual property rights of any other person or entity. No proceeding charging Seller with infringement of any adversely held intellectual property rights has been filed or, to Seller's knowledge, is threatened to be filed and Seller has not received notice of any breach and is not aware of any dispute or claim in relation to the Intellectual Property or any other intellectual property. To the best of Seller's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the Business. To the best of Seller's knowledge, the regular conduct of the Business will not infringe, or impair the intellectual property rights of any other person or entity. Seller is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer of any past or present employee of Seller. Except as set forth in Schedule 2.7, neither Seller nor, to the best of Seller's knowledge, any of its employees have any agreements or arrangements with any persons other than Seller related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of its employees on behalf of Seller do not violate any such agreements or arrangements known to Seller which any such employees have with other persons.

                  (i) Seller has no knowledge of any judgments, orders, liens, injunctions, or encumbrances that could interfere with the use of the Intellectual Property. Seller has no knowledge of any circumstances that could be grounds for a third party to bring an action for an injunction, order, lien, judgment, or encumbrance that could interfere with the use of the Intellectual Property.



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      Section 2.8 No Material Adverse Change. Since December 31, 2000, except as reflected in the Balance Sheet or as set forth in Schedule 2.12, there has been no material adverse change in the Business (financial or otherwise) or in the Assets or Assumed Liabilities, nor has there been any damage, destruction or loss, whether or not covered by insurance, which would have a material adverse affect on: (i) the Business (financial or otherwise), (ii) the Assets, (iii) the ability of the Seller to consummate the transactions contemplated hereunder, or
(iv) the ability of the Buyer to conduct and operate the Business after the Closing Date in the manner conducted and operated prior to the Closing Date.


               ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

      Seller and Buyer hereby jointly and severally make the following representations and warranties to Seller:

      Section 3.1 Organization of CCGI. CCGI is duly organized, validly existing and in good standing under the laws of the State of Delaware.

      Section 3.2 Authority; Binding Obligation. CCGI has the requisite authority and power to enter into, execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by CCGI pursuant to this Agreement and to perform its obligations hereunder. The execution, delivery and performance by CCGI of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of CCGI and no other action on the part of CCGI is required in connection therewith. This Agreement has been duly executed and delivered by CCGI and/or the Buyer and each agreement, document and instrument executed and delivered by CCGI and/or the Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of CCGI and/or the Buyer, as the case may be, enforceable in accordance with their terms.

      Section 3.3 No Conflict; Required Consents. The execution, delivery and performance by CCGI of this Agreement and each agreement, document and instrument contemplated hereby, the fulfillment of and compliance with the terms and provisions hereof and thereof and the consummation by CCGI of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Certificate of Incorporation, By-Laws or Partnership Agreement of CCGI, as the case may be; (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any material agreement to which CCGI is a party or by which CCGI may be bound; (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any person not party to this Agreement.


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      Section 3.4 Broker Fees. Neither CCGI nor any of their officers, directors, employees or shareholders has employed any broker or finder or incurred any liability for any brokerage fees, commission or finders' fee relating to or in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

                              ARTICLE IV COVENANTS

      Section 4.1 EVENTS OF DEFAULT AND REMEDIES

            (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default (Event of Default):

                  (i) Default in the payment of the principal or accrued interest on this Note or upon any other indebtedness of the Company after the date hereof that is greater than $100,000, as and when the same shall become due, whether by default or otherwise, which Default shall have continued for a period of five (5) business days; or

                  (ii) Any knowing representation or warranty made by the Company or any officer of the Company in the Note, or in any agreement, report, certificate or other document delivered to the Seller pursuant to the Notes shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given by the Seller; or

                  (iii) The Company shall fail to perform or observe any material affirmative covenant contained in Section 4 of this Note or any of the Notes and such Default, if capable of being remedied, shall not have been remedied thirty (30) days after written notice thereof shall have been given by the Seller; or

                  (iv) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its material debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its material debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or
(D) shall take any action to authorize or effect any of the actions set forth above in this subsection 5(a)(iv); or


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                  (v) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                  (vi) One or more final judgments, arbitration awards or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company, which judgment remains unsatisfied for thirty (30) days after the date of such entry. (vii) The issuance of an SEC stop trade order or an order suspending trading of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading for longer than fifteen
(15) trading days.

                  (viii) The Company shall encumber or hypothecate the collateral subject to the Security Agreement to any party;

                  (ix) A default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and Seller are parties, or the occurrence of an event of default under any such other agreement; or

                  (b) In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Seller and the Note shall bear interest until paid at the rate of 12% per annum or such amount as shall be allowed by law (the "Default Interest Rate"). If an Event of Default occurs and is continuing, Seller may pursue any available remedy to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note. No waiver of any default under the Note shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy thereunder shall not waive the right to exercise such right or remedy thereafter.

            (c) The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Seller of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees of the Seller's legal counsel. In case the Company shall fail forthwith to pay such amount, the Seller may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.




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            (d) The Company agrees that it shall give notice to the Seller at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within twenty (20) days after such Event of Default shall have occurred.

      Section 4.2 Notice of Default. Promptly upon the occurrence of, or promptly upon the Parties becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such Party prior to the date hereof, of any of the representations, warranties or covenants of such Party contained in or referred to in this Agreement or in any Schedule referred to in this Agreement, or of its inability to satisfy any conditions of Closing, such Party shall give detailed written notice thereof to the other Party and shall use its best efforts to prevent or promptly remedy the same.

      Section 4.3 Consummation of Agreement. The Parties hereto shall use their best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. Until the Closing or the termination of this Agreement, except as mutually agreed in writing by the parties, the Seller or any of its respective employees, representatives or agents shall not, directly or indirectly, solicit, encourage, initiate or induce the making of any inquiries or proposals for the acquisition of any of the Assets or the Business, or furnish information to, or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any person or group other than CCGI and their respective officers, employees, representatives or agents, and the Seller shall restrict any such employee, representative or agent from doing any of the foregoing.

      Section 4.4 Notice to Third Parties. After the Closing, at the request of the Buyer, Seller and the Buyer shall send a jointly executed letter to those persons and entities as the Buyer may request notifying such persons or entities of the consummation of the transactions contemplated by this Agreement, such letter to be substantially in the form of Exhibit 4.4.

      Section 4.5 Confidentiality. Seller agrees that, after the Closing has been consummated, Seller and its respective officers, directors, agents, representatives and employees and affiliates (collectively, its "Representatives") will hold in strict confidence, and will not distribute or make available, any confidential or proprietary data or information of Seller that is used in connection with or related to Business, except:

            (a) information which, as of the date hereof, is published or otherwise generally available to the public;

            (b) information which after the date hereof becomes available to the public other than through an act or omission of Seller or its Representatives which is in violation of the provisions hereof;

            (c) information rightfully acquired from a third party which did not obtain such information under a pledge of confidentiality;

            (d) information which is developed by the disclosing Party independently of the relationship established by this Agreement; or

            (e) information which is compelled to be disclosed by legal process, in which case Seller shall notify Buyer as soon as practicable after it becomes aware of such requirement, and shall cooperate with Buyer in obtaining a protective order.


      Section 4.9 Supplements to Schedules. Prior to the Closing, the Parties will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of the Schedules made pursuant to this Section 4.9 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other Parties specifically agree thereto in writing.

      Section 4.10 Compliance. Seller shall use its best efforts to take or cause to be taken, all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorization of third parties, and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby and to otherwise comply and fulfill Seller's obligations hereunder and thereunder.

      Section 4.11 Severability of Covenants . Seller and the Buyer agree that the foregoing covenants are reasonable and valid in geographical and temporal scope and in all other respects and that Seller has received full and adequate consideration therefor. If any court determines that any of such covenants or any part thereof is invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the foregoing covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, and should such court reduce the duration or scope of such provision, as the case may be, such provision in its reduced form shall then be enforceable.

                                    ARTICLE V
                              CONDITIONS OF CLOSING

      Section 5.1 Conditions to the Obligations of the Buyer. The obligation of the Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent and the delivery of the following documents:

            (a) Representations; Warranties; Covenants. Each of the representations and warranties of Seller contained in Article II shall be true and correct in all material respects as though made on and as of the Closing; Seller shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

            (b) Delivery of Required Consents. Seller shall deliver to the Buyer the consents required pursuant to Section 2.4 that it has obtained prior to the Closing.[i.e landlord consent]

            (c) Certificate From Officers. Seller shall deliver to the Buyer a certificate dated as of the Closing to the effect that the statements set forth in paragraph (a), (b) and (c) above in this Section 5.1 are true and correct.

            (d) Assignment and Bill of Sale to the Buyer. Seller shall deliver two (2) originals of the Assignment and Bill of Sale in the form of Exhibit 5.1(e) executed by Seller.

      Section 5.2 Conditions to Obligations of Seller. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent and the delivery of the following documents:

            (a) Representations; Warranties; Covenants. Each of the representations and warranties of CCGI and/or the Buyer contained in Article III shall be true and correct in all material respects as though made on and as of the Closing; CCGI shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. (b) Assignment and Bill of Sale to the Buyer. The Buyer shall deliver two (2) originals of the Assignment and Bill of Sale in the form of Exhibit 5.1(e).

            Section 5.3 Further Conditions to Obligations of the Buyer and Seller. The respective obligations of each Party hereunder are subject to the satisfaction, at or before the Closing, of the conditions set out below.

      Section 5.4 Condition Precedent and Effectiveness of Agreement. A condition to the effectiveness of Closing shall be the completion by CCGI of a full review of the File Library and the proper cataloguing of its contents. Such review will be conducted in a supervised manner and shall include the visual review of all recorded material.

            (a) Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Buyer of the Assets, (ii) would require the divestiture by the Buyer of all or a material portion of the Assets, the Business or the assets of the Buyer as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Assets, or of a material portion of the Business as a result of the transactions contemplated hereby.

            (b) No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Buyer deems unacceptable in its sole discretion.

                                   ARTICLE VI
                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

      Section 6.1 Survival of Warranties. The representations and warranties shall survive the Closing for a period of eighteen (18) months, regardless of any investigation or knowledge acquired on the part of the Buyer or its affiliates and shall not merge in the performance of any obligation by either Party hereto.

                                   ARTICLE VII
                                  TERMINATION

      Section 7.1 Right to Terminate. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

            (a) by mutual written consent of the Parties hereto;

            (b) by either the Buyer or the Seller if the Closing shall not have occurred by March 31, 2006; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

            (c) by the Seller if the Buyer (i) breaches its representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth in
Section 5.2 are not satisfied or capable of being satisfied on or before the Closing Date; or

            (d) by the Buyer if the Seller (i) breaches its representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth in
Section 5.1 are not satisfied or capable of being satisfied on or before the Closing Date.

      Section 7.2 Obligations to Cease. If this Agreement is terminated pursuant to Section 7.1 hereof, all rights and obligations of the Parties under this Agreement shall thereafter terminate and there shall be no liability of any party hereto to any other Party except for the obligations set forth in Sections
9.1 and 9.8 hereof. Termination of this Agreement pursuant to Section 7.1 shall not, however, limit or impair any remedies that the terminating Party may have with respect to a breach or default by the other Party prior to the date of termination of its representations, warranties, covenants or agreements or obligations under this Agreement.


                                  ARTICLE VIII
                                INDEMNIFICATION

      Section 8.1 Indemnification of Seller. The Buyer shall defend and promptly indemnify Seller and save and hold harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by Seller by reason of (i) any representation or warranty of CCGI herein being untrue or incorrect in any respect, (ii) any and all obligations of Buyer arising and required to be performed under the Assumed Liabilities or under the Assumed Contracts for periods after the Closing, or (iii) any breach or failure of observance or performance of any covenant, agreement or commitment made by the Buyer hereunder or under any document or instrument relating hereto or executed pursuant hereto.

      Section 8.2 Indemnification of CCGI .

            (a) Seller shall defend and promptly indemnify CCGI and their respective officers, directors, stockholders and affiliates and save and hold them harmless from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by CCGI by reason of (i) any and all obligations and liabilities of Seller, other than obligations arising and required to be performed under the Assumed Liabilities or under the Assumed Contracts after the Closing; (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by Seller hereunder or under any document or instrument relating hereto or executed pursuant hereto; or
(iii) as a result of any representation, or warranty contained herein or in any document or instrument executed pursuant hereto being untrue or incorrect in any respect.

      Section 8.3 Procedures. For purposes of this Section, the party entitled to indemnification shall be known as the "Indemnified Party" and the party required to indemnify shall be known as the "Indemnifying Party." In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Section or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice, within ten (10) business days, to the Indemnifying Party of the occurrence of such event. The failure of the Indemnified Party to provide the Indemnifying Party with timely notice will limit the indemnification provided for in this Article VII, only if, and to the extent that, the failure to provide such timely notice results in the forfeiture of substantial rights by the Indemnifying Party. The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense. The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Indemnifying Party fails to notify the Indemnified Party within ten (10) days of its receipt of notice of a claim that it intends to assume the defense thereof or thereafter to timely defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

      Section 8.4 Settlement of Claims. If an Indemnifying Party assumes the defense of any suit, action, claim, proceeding or investigation for which it is called upon to indemnify the Indemnified Party pursuant to this Article VII no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

                                   ARTICLE IX
                                 MISCELLANEOUS

      Section 9.1 Fees and Expenses. Except as otherwise provided in this Agreement, each of the Parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Assets hereunder and the transactions contemplated hereby, including, without limitation, legal, accounting or other professional expenses of Seller, shall be charged to or paid by the Buyer or included in any of the Assumed Liabilities.

      Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five days after the date of deposit in the United States mails, as follows:

 To Seller:                PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                           12868 Via Latina
                           Del Mar, CA
                           Attention:  Ed Litwak
                           Facsimile:  (858) 481-2207

To Buyer:                  COLLECTIBLE CONCEPTS GROUP, INC.
                           Insert address

                           Attention:  General Counsel
                           Facsimile:

With a copy to:            Sichenzia Ross Friedman Ference, LLP
                           1065 Avenue of the Americas
                           New York, New York 10018
                           Attention: Andrea Cataneo, Esq.
                           Facsimile No.:    (212) 930-9725

            Any notice given hereunder may be given on behalf of any Party by his counsel or other authorized representatives. The address of any Party may be changed on notice to the other Party duly served in accordance with the foregoing provisions.

      Section 9.3 Governing Law. This Agreement is made pursuant to and shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof (the "Governing Law"). Each Party, however, shall make a good faith effort to avoid litigation, and shall exhaust all possible remedies prior to resorting to formal litigation. Each Party hereto (A) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any Party, (B) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (C) hereby agrees not to assert in any such action, suit, or proceeding any right to a jury trial. Each Party hereby consents to service of process by certified mail at the address set forth in Section 8.2 and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other Party hereto. Final judgment against any Party, in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (A) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Party therein described or (B) in any other manner provided by or pursuant to the laws of such other jurisdiction.

      Section 9.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and other agreements entered into in connection herewith (including, without limitation, the Assignment and Bill of Sale) and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the Parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the Parties hereto except as referred to herein or therein in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and such other agreements relied upon by either Party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      Section 9.5 Assignability; Binding Effect. This Agreement may not be assigned by a Party (except by operation of law, in a merger or consolidation of a Party with or into a third party with a net worth, calculated in accordance with generally accepted accounting principles, at least as high as that of the assigning Party prior to the merger or consolidation) without the prior written consent of the other Parties hereto, which shall not be unreasonably withheld. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties hereto and their respective heirs, successors and permitted assigns.

      Section 9.6 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Delivery of a telecopied version of one or more signatures on this Agreement shall be deemed adequate delivery for purposes of this Agreement. Delivery of a facsimile version of one or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

      Section 9.7 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each Party hereto, or in the case of a waiver, the Party waiving compliance.

      Section 9.8 Publicity. Except if and insofar as required by law (including any applicable stock exchange regulation), no press releases, announcements or public disclosure of the transactions contemplated by this Agreement, shall be made by a Party to this Agreement without the prior knowledge and written consent of the Buyer and Seller; provided that subsequent to the Closing Date Buyer shall not be limited by this provision.

      Section 9.9 Agreement to Continue in Full Force. This Agreement shall, insofar as it remains to be performed, continue in full force and effect notwithstanding Closing.

      Section 9.10 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their respective names by their respective officers duly authorized, as of the date first written above.

                              COLLECTIBLE CONCEPTS GROUP, INC.


                              By: /s/PAUL S. LIPSCHUTZ
                                  ----------------------------------
                              Name:  Paul S. Lipschutz
                              Title: Chief Executive Officer


                              PACIFICAP ENTERTAINMENT HOLDINGS, INC.


                              By: /s/EDWARD LITWAK
                                  ----------------------------------
                              Name:  Edward Litwak
                              Title: President



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